                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   ---------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

            Check if an application to determine eligibility of a
                  Trustee pursuant to Section 305(b)(2)______

                                   ---------

                           NORWEST BANK COLORADO, N.A.
              (Exact name of trustee as specified in its charter)


         NOT APPLICABLE                                 84-0187632
(Jurisdiction of incorporation or                      --------------------
 Organization if not a U.S. national                   (I.R.S. Employer
 bank)                                                  Identification No.)

1740 BROADWAY
DENVER, COLORADO                                            80274-8693
(Address of principal executive office)                     (Zip Code)


                         NORWEST BANK COLORADO, N.A.
                      ATTN:: CORPORATE TRUST DEPARTMENT
                                1740 BROADWAY
                            DENVER, CO  80274-8693
                                 303-863-6247
          (Name, address and telephone number of agent for service)

                                   ---------

                                NORDSTROM, INC.
              (Exact name of obligor as specified in its charter)


          WASHINGTON                                    91-0515058
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)

1501 FIFTH AVENUE
SEATTLE, WA                                             98101
(Address of principal executive office)                (Zip Code)

                                   ---------

NORDSTROM, INC., $300,000,000 _____% SENIOR DEBENTURES DUE 2028

ITEM 1.   GENERAL INFORMATION

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                               Address
          ----                                               -------
          Comptroller of the Currency                     Washington, D.C.
          Federal Reserve Bank of Denver                  Denver, Colorado
          Federal Deposit Insurance Corporation           Dallas, Texas
          National Bank Examiners - Western District      Denver, Colorado

          (b)  Whether it is authorized to exercise corporate trust powers.

                         Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

          If the Obligor is an affiliate of the trustee, describe such affiliation.

                         None.

ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

          (a) Furnish the following information as to each class of voting securities of the trustee.

                    As of  March 2, 1998
                           --------------
                          (within 31 days)

          Col. A                             Col. B
          ------                             ------
          Title of Class                     Amount Outstanding
          --------------                     ------------------

                    Not Applicable


ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

                    Nordstrom Credit, Inc. Medium-Term Notes Series A Nordstrom Credit, Inc. Medium-Term Notes Series C Nordstrom Credit, Inc. Medium-Term Notes Series D Nordstrom Credit, Inc. Medium-Term Notes Series E Nordstrom Credit, Inc. 6.70% Notes Due July 1, 2005

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indentures, including a statement as to how the indenture securities will rank as compared with the securities under such other indentures.

                    Not applicable, none of the issues is in default.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                    Not applicable.

ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                    As of March 2, 1998
                         ----------------
                         (within 31 days)

   Col. A               Col. B                Col. C                   Col. D
-------------       --------------         ------------         ----------------------
                                                                Percentage of Voting
                                                                Securities Represented
                                           Amount Owned         by Amount Given
Name of Owner       Title of Class         Beneficially         In Col. C
-------------       --------------         ------------         ----------------------
                    None

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE UNDERWRITERS OR THEIR OFFICIALS.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                    As of March 2, 1998
                         --------------
                        (within 31 days)

   Col. A               Col. B                Col. C                   Col. D
-------------       --------------         ------------         ----------------------
                                                                Percentage of Voting
                                                                Securities Represented
                                           Amount Owned         by Amount Given
Name of Owner       Title of Class         Beneficially         in Col. C
-------------       --------------         ------------         ----------------------
                    None

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                    As of March 2, 1998
                         --------------
                        (within 31 days)

 Col. A             Col. B                Col. C                      Col. D
---------       --------------       ----------------------       --------------
                Whether the          Amount Owned                 Percentage of
                Securities are       Beneficially or              Class
                Voting or            Held as Collateral           Represented by
Title of        Nonvoting            Security for                 Amount Given
Class           Securities           Obligations in Default       in Col. C
---------       --------------       ----------------------       --------------
                None

ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter, any of which are so owned or held by the trustee:

                    As of March 2, 1998
                         --------------
                        (within 31 days)

   Col. A              Col. B                 Col. C                      Col. D
-------------      --------------      ----------------------     ----------------------
                                       Amount Owned
Name of                                Beneficially or Held       Percentage of Class
Issuer and                             as Collateral Security     Securities Represented


Title of           Amount              for Obligations in         by Amount Given
Class              Outstanding         Default by Trustee         in Col. C
-------------      --------------      ----------------------     ----------------------
                   None

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

          If the trustee owns beneficially or holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                    As of March 2, 1998
                         --------------
                        (within 31 days)

   Col. A            Col. B               Col. C                      Col. D
--------------     -----------     ----------------------     ----------------------
                                   Amount Owned
                                   Beneficially or Held       Percentage of Class
Name of Issuer                     as Collateral Security     Securities Represented
and Title          Amount          for Obligations in         by Amount Given
Of Class           Outstanding     Default by Trustee         in Col. C
--------------     -----------     ----------------------     ----------------------
                   None

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person, any of which are so owned or held by the trustee:

                    As of March 2, 1998
                         --------------
                        (within 31 days)

   Col. A            Col. B               Col. C                      Col. D
--------------     -----------     ----------------------     ----------------------
                                   Amount Owned
                                   Beneficially or Held       Percentage of Class
Name of                            as Collateral Security     Securities Represented
Issuer and         Amount          for Obligations in         by Amount Given
Title of Class     Outstanding     Default by Trustee         in Col. C
--------------     -----------     ----------------------     ----------------------
                   None

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

             Col. A                 Col. B                Col. C
          ------------           ------------          ------------

          N/A                    N/A                   N/A

ITEM 13.  DEFAULTS BY THE OBLIGOR.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                    None.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series. Identify the indenture or series affected, and explain the nature of any such default.

                    None.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

                    Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                    Not applicable.

ITEM 16.  LIST OF EXHIBITS.

          List below all exhibits filed as a part of this statement of eligibility.

          1. A copy of the articles of association of the trustee as now in effect.*

          2. A copy of the authorization of the trustee to exercise corporate trust powers.*

          3. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.*

          4. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



* EXHIBITS 1, 2 AND 3 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF NORWEST BANK COLORADO, N.A. FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON AMENDMENT NO.2 TO FORM S-4 OF ICG HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1997 (REGISTRATION NO. 333-24359).

                                   SIGNATURE



          Pursuant to the requirements of the Trustee Indenture Act of 1939 the trustee, Norwest Bank Colorado, N.A., organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, and State of Colorado on the 2nd day of March, 1998.


                                       NORWEST BANK COLORADO, N.A.



                                       By: /s/ Cheryl J. Hanson
                                          -------------------------
                                          Cheryl J. Hanson
                                          Vice President

                              CONSENT OF TRUSTEE



Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issue of Nordstrom, Inc. _____% Senior Debentures Due 2028 we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                       NORWEST BANK COLORADO, N.A.


                                       By: /s/ Cheryl J. Hanson
                                          ------------------------
                                          Cheryl J. Hanson
                                          Vice President


Dated: March 2, 1998